Exhibit 10(xx)

CONFIRMATION OF

PERFORMANCE UNDERTAKING

December 22, 2008

Reference is made to (a) the Performance Undertaking (the “Performance Undertaking”), dated as of May 31, 2005, made by United Rentals, Inc. (the “Performance Guarantor”) in favor of United Rentals Receivables LLC II (the “SPV”); and (b) the Purchase and Contribution Agreement (the “Purchase Agreement”), dated as of May 31, 2005, among United Rentals (North America), Inc., United Rentals Northwest, Inc., United Rentals Southeast, L.P., and United Equipment Rentals Gulf, L.P., each as originators, the Performance Guarantor, as collection agent, and the SPV, as buyer.

The Performance Guarantor hereby acknowledges that the Purchase Agreement is being amended and restated as the Amended and Restated Purchase and Contribution Agreement, dated as of the date hereof, among United Rentals (North America), Inc. and United Rentals Northwest, Inc., each as originators, the Performance Guarantor, as collection agent, and the SPV, as buyer (the “Restated Purchase Agreement”).

The Performance Guarantor hereby confirms that, after giving effect to the Restated Purchase Agreement, the Performance Undertaking continues in full force and effect in accordance with its terms, with the understanding that the term “Purchase Agreement” used in the Performance Undertaking shall be deemed to be references to the Restated Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Confirmation of Performance Undertaking to be duly executed by its authorized officer thereunto duly authorized, as of the date first above written.

UNITED RENTALS, INC.

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer